Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-150903, No. 333-168845 and No. 333-272725) on Form S-8 and the registration statement (No. 333-266708) on Form S-3 of our reports dated February 28, 2024, with respect to the consolidated financial statements and the schedule of valuation and qualifying accounts of B&G Foods, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Short Hills, New Jersey

February 28, 2024